                                                                   EXHIBIT 10.11

                                        July 25, 1996

Mr. T. Patrick Kelly
Senior Vice President
SABRE Group Planning
P.O. Box 619616
Mail Drop 4202
DFW Airport, TX 75261-9616

         Re: Corporate Travel Agreement between SABRE Group ("Customer") and American Airlines, Inc. ("American")

Dear Mr. Kelly:

         This Corporate Travel Agreement (this "Agreement") will confirm the agreement and understanding between Customer and American regarding travel by Customer on certain flights of American.

         1. Term. This Agreement will be valid from August 5, 1996 through June 30, 1996, unless earlier terminated in accordance with the terms hereof.

         2. Issuance of Customer Numbers. American will provide Customer with an account number for travel pursuant to this Agreement ("AN#"). American will also issue to Customer a Customer Identification Number which will identify Customer for record keeping purposes for travel pursuant to this Agreement ("CART#").

         3. Discount/Rebate. Customer will be entitled to a discount (the "Discount") or a rebate (the "Rebate") as specified in Appendix A and B hereto. To ensure that all flight segments are properly recorded and credited, Customer and each Agency of Record (as defined in Section 4) must utilize the applicable AN# and CART# set forth in Appendix A and must enter such numbers in all of Customer's travel reservations pursuant to this Agreement. The Discount will apply in full at the time of each Permitted Purchase (as defined in Section 4). The Rebate will be earned on all Qualified Flown American Revenue (as defined below) and payable as provided in Section 4. The Discount/Rebate will be net of all base commissions, travel agency overrides, CRS booking fees, and credit card fees, and Customer agrees that American will not incur agency commissions, credit card fees, or CRS booking fees for any travel purchased by Customer. The amount of the Discount or Rebate and the corresponding applicable city pair or market area Share Commitments (as defined in Section 7), advance purchase requirement and booking inventory category are set forth in Appendix A and B.

         4. Permitted Purchases. The Discount may be used by Customer and each Agency of Record only toward purchases (the "Permitted Purchases") of published fares (including also taxes) for the city pairs specified in Appendix A (to be eligible for the Discount, city pairs must be located within the 48 Contiguous United States, Hawaii, the District of Columbia, and Canada, and must be served by American on the applicable dates of travel). The Discount is expressed as a percentage reduction of such fares. The Discount may not be used with any other promotion, discount or special offer (except that tickets purchased with the Discount are eligible for credit under American's AAdvantage(R) program for frequent fliers, in accordance with the rules of such program). The amount of the Rebate is calculated as a percentage rebate of Qualified Flown American Revenue for the applicable city pair. Any travel booked pursuant to this Agreement will be booked with American by Customer directly or by Customer's designated travel agency of record which is approved by American (each such agency, an "Agency of Record"). To qualify as an "Agency of Record," the travel agency must execute a Limited Travel Agency Agreement with Customer and American. If Customer or an Agency of Record uses the AN# or CART# to make any purchase other than a Permitted Purchase, American may (without limiting its rights under this Agreement or the Limited Travel Agency Agreement), assess Customer a surcharge equal to the difference between the Discount fare and the appropriate published fare for the non-Permitted
Purchase. Customer will immediately report the fraudulent or unauthorized use of the AN# or CART# to American. Customer agrees that all Permitted Purchases will be booked and ticketed by Customer or an Agency of Record through the SABRE computer reservation system.

         5. Rules Governing Tickets. Except for application of the Discount, Permitted Purchases will be subject to American's Conditions of Carriage and all rules applicable to the general public for the class or category of fare selected (including also any charges to Customer for change in travel arrangements that may be applicable to the class or category of fare selected). American's obligation to issue Permitted Purchase tickets to Customer (either directly or through an Agency of Record) is subject to availability of seats for the specified class of service. American may discontinue flights or change flight schedules at any time and for any reason without notice, liability or obligation to Customer. Tickets issued pursuant to this Agreement are non-endorsable and are valid for business travel on American only. All travel pursuant to this Agreement must be booked in the proper class of service as specified in Appendix A, booked and ticketed at an authorized Customer ticketing location, and paid for directly by the Customer. In addition, all tickets for such travel must be used for travel prior to the date of termination or expiration of this Agreement (or any extension hereof).

         6. Monthly Statements. Customer will provide American, on or prior to the fifteenth (15th) business day of each month, a consolidated written summary for the immediately preceding month setting forth (i) the number of Customer's Permitted Purchases for each city pair specified in Appendix A, (ii) the total price of Customer's Permitted Purchases for each such city pair, (iii) the fulfillment of Share Commitment (as defined in Section 7) of Customer for each such city pair, and (iv) the number of Permitted Purchase segments flown on American and the city pairs for each segment.

         7. Share Commitment. For travel between each of the city pairs listed in Appendix A, Customer agrees to maintain, for each ARC reporting month during the term of this Agreement, the applicable percentage of travel (measured by flown segments) on American compared to all other air carriers (combined) for that city pair (the "Share Commitment"). American will review Customer's booking and revenue performance for each calendar month during the term of this Agreement with Customer. If Customer does not maintain, on an averaged basis over the course of a calendar quarter, the Share Commitment for any listed city pair, American may terminate this Agreement upon giving Customer at least sixty (60) days' prior written notice.

         8. Termination of Agreement. In addition to any other termination rights provided in this Agreement, either party hereto may terminate this Agreement for any reason, with or without cause, upon giving at least sixty
(60) days' prior written notice to the other party. In the event of a breach or default by a party hereto, the other party may terminate this Agreement upon giving at least three (3) days' prior written notice to the breaching or defaulting party. Customer will not be entitled to receive the Discount on any tickets issued for travel on or after the effective date of termination or expiration of this Agreement and, as of such date, the AN# will be canceled.

         9. Confidentiality. Customer and American will each keep confidential the existence, terms and conditions of this Agreement and (unless required by law or judicial process after making reasonable efforts to resist disclosure) will not disclose any of same to any third party (other than any Agencies of Record) without obtaining the prior written consent of the other party hereto. The provisions of this Section 9 will survive the termination or expiration of this Agreement.

         10. Miscellaneous. Neither Customer nor American may assign this Agreement, in whole or in part, except with the prior written consent of the other, and any such attempted unauthorized assignment will be void and unenforceable. This Agreement may not be amended, renewed, extended or otherwise modified except by a writing signed by both parties. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to choice of laws principles. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether oral or written between the parties. All remedies provided under this Agreement are non-exclusive and are in addition to all other available legal and equitable remedies, except that neither party will hereto be liable to the other for any consequential, punitive or exemplary damages (including also lost revenues, lost profits and lost prospective economic advantage) arising from any performance of this Agreement or any breach or default hereunder, even if such party knew or should have known of the existence of such damages, and each party hereby releases and waives any claims against the other party regarding such damages. Either party to this Agreement may specifically waive any of the provisions hereof or any default or remedy hereunder, but no such waiver shall constitute a future waiver of any such provision, default or remedy or a waiver of any other provision, default or remedy. No delay or omission in the exercise or enforcement of any right or remedy provided hereunder or by law by either party shall be construed as a waiver of such right or remedy. If one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be enforced to the fullest extent possible.

         Please confirm Customer's agreement to and acceptance of the foregoing by having an appropriate officer sign and date in the spaces provided below. This offer is valid through July 31, 1996.


                                      Sincerely,

                                      AMERICAN AIRLINES, INC.

                                      By: /s/  STEVEN A. ROSATO
                                          --------------------------------------
                                          Steven A. Rosato
                                          National Account Manager

                                      Agreement Only Valid When Countersigned
CONFIRMED:                            APPROVED (as of date first written above):
SABRE Group                           American Airlines, Inc. Headquarters

By: /s/  T. PATRICK KELLY             By: /s/  FRANK MOROGIELLO
    ------------------------------        --------------------------------------
    T. Patrick Kelly                      Frank Morogiello
    Senior Vice President                 Managing Director, Commercial Sales
    Date: 7/26/96
          ------------------------

                                   APPENDIX A

                     CORPORATE TRAVEL AGREEMENT INFORMATION

                    1. CONTACT, NOTICE & MAILING INFORMATION

Customer                                                        American
Mailing address:     SABRE Group                                Mailing address:     American Airlines, Inc.
                     P.O. Box 619616, MD 4202                                        P.O. Box 619047, MD 1302
                     DFW Airport, TX 75261-9616                                      DFW Airport, TX 75261-9047
                                                                                     Attn: Commercial Sales

Contact:             Michael A. Stewart                         Contact:             Steven A. Rosato
Title:               Manager, Corporate Travel                  Title:               National Account Manager
Phone:               (817) 967-2999                             Phone:               (214) 425-7005
Fax:                 (817) 967-3456                             Fax:                 (214) 425-6977

                         2. DISCOUNT/REBATE INFORMATION

Domestic City Pairs*                       Fares                Inventory         Discount                        Adv. Purch.
- --------------------                       -----                ---------         --------                        -----------
To/From
U.S. System to U.S. System                  F26/P26,            F/P         "CONFIDENTIAL PORTION                      0
(Includes U.S. 48, DC, and Hawaii)          C26,Y26             C/B         OMITTED AND FILED                          0
                                            Applic.             Applic.     SEPARATELY WITH THE COMMISSION"       Applicable

U.S. System to/from Canada                  F26/Y26             F/Y         "CONFIDENTIAL PORTION                      0
(Includes U.S. 48, DC, and Hawaii)          Applic.             Applic.     OMITTED AND FILED                     Applicable
                                                                            SEPARATELY WITH THE COMMISSION"

International City Pairs**                            Fares                     Discount/Rebate                   Adv. Purch.
- --------------------------                            -----                     ---------------                   -----------
To/From
U.S. System to/from Europe                            Full F/C/Y/B2         "CONFIDENTIAL PORTION                      0
U.S. System to/from Europe                            Applic.               OMITTED AND FILED                     Applicable
                                                                            SEPARATELY WITH THE COMMISSION"

U.S. System to/from South/Central America             Full F/C/Y/B2         "CONFIDENTIAL PORTION                      0
U.S. System to/from South/Central America             Applic.               OMITTED AND FILED                     Applicable
U.S. System to/from Mexico                            All                   SEPARATELY WITH THE COMMISSION"       Applicable

U.S. System to Tokyo                                  Full F                "CONFIDENTIAL PORTION                      0
U.S. System to Tokyo                                  Full C/Y/B2           OMITTED AND FILED                          0
                                                                            SEPARATELY WITH THE COMMISSION"

Note: Up-front discount applies on all US point of sale travel to the international destinations listed above. Back-end barter credits will be issued for international point of sale travel from the above international areas to the US (see Appendix B). Each quarter, the Customer's barter account will be emptied, and the balance issued as a credit against the Customer's UATP account balance. Once the "Corporate AAccess powered by SABRE(R) product has the ability to process corporate discounts for international point of sale transactions, the Rebate will be replaced by an up-front Discount.

              3. ACCOUNT NUMBER AND CUSTOMER IDENTIFICATION NUMBER

                     AN#:  03X8CC          CART#:  507574

                              4. SHARE COMMITMENTS

               Domestic                     Share                      International                    Share
              City Pairs*                 Commitment                    City Pairs**                  Commitment
              -----------                 ----------                   -------------                  ----------
         All City Pairs Where     "CONFIDENTIAL PORTION OMITTED     All City Pairs Where     "CONFIDENTIAL PORTION OMITTED
         AA Offers Competitive    AND FILED SEPARATELY WITH         AA Offers Competitive    AND FILED SEPARATELY WITH
              Service***          THE COMMISSION"                   Service***               THE COMMISSION"


* Domestic City Pairs must be between a point of origin and point of destination within the U.S. Contiguous 48 States, Hawaii, the District of Columbia, and Canada.

** International City Pairs must include a point of origin or destination outside the U.S. Contiguous 48 States, Hawaii, the District of Columbia, and Canada.

*** Competitive service is defined as those city pairs in which American Airlines offers regularly scheduled non-stop, direct, or connecting service.

                        5. AGENCY OF RECORD INFORMATION


                                                                                 Pseudo City Code
Name             ARC#                  City             Dedicated                or OA CRS type
- ----             ----                  ----             ---------                --------------

(see Attachment A)

                                  Attachment A

                               ACCOUNT STRUCTURE
                                       OF
                               ELIGIBLE LOCATIONS

CUSTOMER:  SABRE Group


         Agency Of Record         City/Location              ARC Number               Pseudo City Code
         ----------------         -------------              ----------               ----------------
          Answers Travel         San Antonio, TX       45-53726 (non-dedicated)        NOV3 (dedicated)

  Contact: Teresa Hardy (Manager - SABRE Interactive Desk, TSR): ICS 731-2002 Pat Brimage (Managing Director - TSR)

Account structure of eligible locations must be verified and signed by both parties. PLEASE ENSURE THAT ARC NUMBERS ARE CORRECT, AS NO EXCEPTIONS IN PROCESSING WILL BE MADE RETROACTIVELY. As stated in Paragraph 4 of this Agreement. ARC locations added during a quarterly period will be included for payment purposes in the subsequent quarter.


AMERICAN AIRLINES, INC.                          SABRE Group

/s/ FRANK MOROGIELLO                             /s/ T. PATRICK KELLY
- -------------------------                        -------------------------
Frank Morogiello                                 T. Patrick Kelly
Managing Director, Commercial Sales              Senior Vice President

Date:                                            Date: 7/26/96

                                   APPENDIX B

                          INTERNATIONAL TRAVEL CREDIT
                       (International Point of Sale ONLY)

Account Number:  507574

COMPANY:  SABRE Group
ADDRESS:  P.O. Box 619616, MD 4202      TRAVEL AGENCY:  TBD
          DFW Airport, TX  75261-9616   ARC NO.:  TBD
                                        SALES REP:  Steven A. Rosato
CARD HOLDER:  Michael A. Stewart        SALES CITY/ZONE:  HDQ
PHONE NO.:    (817) 967-2999

MARKET AREA               FULL F           FULL C           FULL Y           B2              OTHERS
- -----------               ------           ------           ------           --              ------
Europe                    TBD*             TBD*             TBD*             TBD*             TBD*
South/Central America     TBD*             TBD*             TBD*             TBD*             TBD*
Mexico                    TBD*             TBD*             TBD*             TBD*             TBD*
Tokyo                     TBD*             TBD*             TBD*             TBD*             TBD*

* DISCOUNT STRUCTURE WILL BE SIMILAR TO THAT IN APPENDIX A, BUT WILL VARY SLIGHTLY BY COUNTRY DUE TO DIFFERENCES IN BASE COMMISSION AND OVERRIDE RATES.

QUALIFIED FLOWN REVENUE: For purposes of this Agreement, Qualified Flown Revenue includes any revenue received by American, net of refunds, for full fare tickets purchased by the Company and issued outside the United States for travel in the inventory classes and market areas indicated above.

BARTER CREDIT ACCOUNTING: Each quarter, the Customer's barter account will be emptied, and the balance issued as a credit against the Customer's UATP account balance. Once the "Corporate AAccess powered by SABRE(TM) product has the ability to process corporate discounts for international point of sale transactions, the Rebate will be replaced by an up-front Discount.

PERMITTED REDEMPTIONS: Travel Credits may be redeemed to purchase any travel or upgrades on American's domestic or international flights at regular, published fares solely for the Company and its employees traveling on corporate business.

     Use of the Credits to purchase transportation on other carriers is prohibited. If the Company makes such a prohibited purchase, then an amount equal to 200% of the entire purchase price of such tickets will be deducted from the Company's Account balance and American may terminate this Agreement immediately and without notice.

RULES GOVERNING REDEMPTION: All tickets purchased with the credits issued under this Agreement are subject to all rules applicable to the general public for the fare class selected, including penalties for change in travel arrangements that may be applicable to the fare categories selected. The Company and its employees and agents will be bound by and will comply with all of American's rules governing the issuance of passenger tickets and the use of those tickets. Also, tickets purchased using the Credits will not be included in Qualified Flown Revenue for the purposes of earning further Credits.

UNUSED TICKETS: If the fare rules applicable to any Permitted Purchase made by the Company provides that unused tickets can be returned for credit, then such tickets may be returned to American for credit to the Account only by sending them to American Airlines, Inc., Passenger Refund Department, P.O. Box 582880, MD 755, Tulsa, Oklahoma 74158-2880.

                                  ATTACHMENT B

                              BENEFICIAL SERVICES

1) AAdvantage Platinum membership states for "CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION" key employees. American and the SABRE Group will work together to determine that list. These memberships will be valid for one-year and will be provided in each year of the Agreement.

2) (Text omitted - Confidential Treatment Requested) Transatlantic/Transpacific Business-to-First Class upgrade certificates. At the end of each quarter where the SABRE group meets its share commitment in at least "CONFIDENTIAL PORTION
         OMITTED AND FILED SEPARATELY WITH THE COMMISSION" of the required markets (see Appendix A), Customer will receive another "CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION" upgrade certificates.